MOHEGAN TRIBAL GAMING AUTHORITY

$500,000,000 Principal Amount of 9.750% Senior Notes due 2021

REGISTRATION RIGHTS AGREEMENT

August 15, 2013

Credit Suisse Securities (USA) LLC
RBS Securities Inc.
As Representatives of the several Initial Purchasers
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

Mohegan Tribal Gaming Authority (“MTGA”), an instrumentality of the Mohegan Tribe of Indians of Connecticut (the “Tribe”), proposes to issue and sell to Credit Suisse Securities (USA) LLC and RBS Securities Inc., as representatives of the other initial purchasers as set forth in the purchase agreement, dated August 6, 2013 (the “Purchase Agreement”) (collectively, the “Initial Purchasers”), upon the terms set forth in the Purchase Agreement, $500,000,000 aggregate principal amount of 9.750% Senior Notes due 2021 (the “Initial Notes”). The Initial Notes will be issued pursuant to an indenture (the “Indenture”), dated as of August 15, 2013, that will be entered into among MTGA, the Tribe (for the limited purposes set forth therein), the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). The Initial Notes will each be irrevocably and unconditionally guaranteed as to payment of principal, premium, if any, and interest, jointly and severally by each of the subsidiary guarantors set forth on Schedule I attached hereto (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”) , subject to the terms of the Indenture, including Section 10.03 thereof. The guarantees of the Subsidiary Guarantors are collectively referred to herein as the “Subsidiary Guarantees.”

As an inducement to the Initial Purchasers, MTGA agrees with the Initial Purchasers, for the benefit of the holders of the Initial Notes (including, without limitation, the Initial Purchasers) and the Exchange Notes (as defined below) (collectively the "Holders"), as follows:

1.  Registered Exchange Offer.  (a) MTGA shall, at its own cost, use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of debt securities (the “Exchange Notes;” references herein to the “Exchange Notes” include the Subsidiary Guarantees thereof) of MTGA issued under the Indenture and identical in all material respects to the Initial Notes (except for the transfer restrictions relating to the Initial Notes and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. MTGA shall use commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 240 days (or if the 240th day is not a business day, the first business day thereafter) after the original issue date of the Initial Notes (the “Issue Date”).

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, MTGA shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each holder of Transfer Restricted Securities (as defined in Section 6 hereof) electing to exchange Initial Notes for Exchange Notes (assuming that such Holder is not an affiliate of MTGA within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. Notwithstanding any provision hereof, MTGA shall not be required to take any of the aforementioned actions under this Section 1(a) if the Registered Exchange Offer shall not be permissible under applicable law or policy of the Commission.

(b) If an Exchange Offer Registration Statement is required to be filed and declared effective pursuant to Section 1(a) above, MTGA shall use commercially reasonable efforts to (i) keep the Exchange Offer Registration Statement effective for not less than 20 business day (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”), (ii) close the Registered Exchange Offer only after accepting all the Initial Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer issue and (iii) on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission (such 30th business day, the “Consummation Deadline”), issue the Exchange Notes in respect of all Initial Notes accepted in the Registered Exchange Offer.

MTGA acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, each Holder which is a broker-dealer electing to exchange Initial Notes, acquired for its own account as a result of market making activities or other trading activities, for Exchange Notes (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

MTGA shall use commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) MTGA shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer for use in connection with any resale of any Exchange Notes during such 180-day (or shorter as provided in the foregoing provision) period.

The Initial Notes and the Exchange Notes are herein collectively called the “Securities.”

In connection with the Registered Exchange Offer, MTGA shall use commercially reasonable efforts (except with respect to clause (d)) to:

(a)  mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)  utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(c)  permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

2

(d)  use its reasonable best efforts to otherwise comply with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer, MTGA shall:

(x)  accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer;

(y)  deliver to the Trustee for cancellation all the Initial Notes so accepted for exchange; and

(z)  cause the Trustee to authenticate and deliver promptly to each Holder (or to the appropriate depositary, for notes in book-entry form) of Initial Notes or Exchange Notes, as the case may be, equal in principal amount to the Initial Notes of such Holder so accepted for exchange.

The Indenture will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent on all matters together as single class.

Interest on each Exchange Note issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange therefor or, if no interest has been paid on the Initial Notes, from the date of original issue of the Initial Notes.

Each Holder participating in the Registered Exchange Offer shall be required to represent to MTGA that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder does not have and will not have arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of MTGA or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. Each applicable Holder (i) shall be required to acknowledge and agree that any broker-dealer and any such holder using the Registered Exchange Offer to participate in a distribution of the securities to be acquired in the Registered Exchange Offer could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 and 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from MTGA.

Notwithstanding any other provisions hereof, MTGA will use its reasonable best efforts to ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that MTGA assumes no responsibility pursuant to this paragraph for any untrue statement or omission to state a material fact insofar as such untrue statement or omission is based upon or derived from information furnished to MTGA by any of the Holders specifically for inclusion therein.

3

2.  Shelf Registration. If, (i) MTGA is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof because the Registered Exchange Offer is not permitted by applicable law or Commission policy, (ii) the Registered Exchange Offer is not consummated by the Consummation Deadline, (iii) after filing the Exchange Offer Registration Statement with the Commission, MTGA receives a written request from any Initial Purchaser representing that it holds Initial Notes that are prohibited by applicable law or Commission policy from participating in the Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer as a result of applicable law or Commission policy or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradable Exchange Notes on the date of the exchange, MTGA shall take the following actions:

(a)  MTGA shall, at its cost, as promptly as practicable (but in no event more than 90 days after so required or requested pursuant to this Section 2) use commercially reasonable efforts to file with the Commission and thereafter shall use commercially reasonable efforts to cause to be declared effective on or prior to 150 days after such filing obligation arises (unless it becomes effective automatically upon filing) a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 6 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b)  MTGA shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the Issue Date or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) have been distributed to the public pursuant to Rule 144 under the Securities Act. MTGA shall be deemed not to have used commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

(c)  Notwithstanding any other provisions of this Agreement to the contrary, MTGA shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.  Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a)  MTGA shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, if applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration

4

Statement a section entitled “Plan of Distribution,” which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Notes received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Section 3(d) and (f), the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders, to the extent required by applicable law or Commission policy.

(b)  MTGA shall give written notice to the Initial Purchasers, the Holders of the Securities and any Participating Broker-Dealer from whom MTGA has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)  when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)  of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes MTGA to become an “ineligible issuer,” as defined in Commission Rule 405;

(iv)  of the receipt by MTGA or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)  of the happening of any event that requires MTGA to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c)  MTGA shall use commercially reasonable efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement during the period in which MTGA is required by this Agreement to keep the Registration Statement effective.

(d)  MTGA shall furnish to each Holder holding Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference). MTGA shall not, without the prior consent of the Initial Purchasers, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Commission Rule 405.

5

(e)  MTGA shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

(f)  MTGA shall, during the Shelf Registration Period, deliver to each Holder holding Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. MTGA consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement, in each case in accordance with applicable law and Commission policy.

(g)  MTGA shall deliver to any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. MTGA consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement, in each case in accordance with applicable law and Commission policy.

(h)  Prior to any public offering of the Securities, pursuant to any Registration Statement, MTGA shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that MTGA shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i)  MTGA shall cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j)  Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which MTGA is required to maintain an effective Registration Statement, MTGA shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If MTGA notifies the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

6

During the period during which MTGA is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, MTGA will, prior to the three‑year expiration of that Shelf Registration Statement, file and use its best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement.

(k)  Not later than the effective date of the applicable Registration Statement, MTGA will provide a CUSIP number for the Exchange Notes, and provide the applicable trustee with printed certificates for the Exchange Notes in a form eligible for deposit with The Depository Trust Company.

(l)  MTGA will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of MTGA’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m)  MTGA shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, MTGA shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n)  MTGA may require each Holder holding Securities to be sold pursuant to the Shelf Registration Statement to furnish to MTGA such information regarding the Holder and the distribution of the Securities as MTGA may from time to time reasonably require for inclusion in the Shelf Registration Statement, and MTGA may exclude from such registration the Securities of any Holder that fails to furnish such information within ten Business Days after receiving such request.

(o)  MTGA shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration contemplated by this Agreement.

(p)  In the case of any Shelf Registration, MTGA shall (i) make reasonably available, pursuant to customary confidentiality agreements or other arrangements, for inspection by the selling Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of MTGA and (ii) cause MTGA’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof.

(q)  In the case of any Shelf Registration, MTGA, if requested by any Holder holding Securities covered thereby, shall cause (i) its counsel to deliver an opinion, relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement, covering the matters set forth in the opinion delivered pursuant to Sections 7(c), 7(d), 7(e), 7(f), 7(g) and 7(h) of the Purchase Agreement (provided that without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes

7

and schedules and other financial data included in any Registration Statement contemplated by this Agreement or any related prospectus); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r)  In the case of the Registered Exchange Offer, if requested by any Initial Purchaser or any known Participating Broker-Dealer, MTGA shall cause (i) its counsel to deliver to such Initial Purchaser or such Participating Broker-Dealer signed opinions of counsel to MTGA in the form set forth in Sections 7(c), 7(d), 7(e), 7(f), 7(g) and 7(h) of the Purchase Agreement, with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants to deliver to such Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 7(a) of the Purchase Agreement, with appropriate date changes.

(s)  If a Registered Exchange Offer is to be consummated, upon delivery of the Initial Notes by Holders to MTGA (or to such other Person as directed by MTGA) in exchange for the Exchange Notes, MTGA shall mark, or caused to be marked, on the Initial Notes so exchanged that such Initial Notes are being canceled in exchange for the Exchange Notes; in no event shall the Initial Notes be marked as paid or otherwise satisfied.

(t)  MTGA will use its reasonable best efforts to (a) if the Initial Notes have been rated prior to the initial sale of such Initial Notes, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Initial Notes were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

(u)  In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, MTGA will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 5110, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 5110) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(v)   Prior to consummating the Registered Exchange Offer or filing the Shelf Registration, as the case may be, MTGA and the Subsidiary Guarantors shall make or obtain all Permits necessary in MTGA’s reasonable judgment for the consummation of the transactions contemplated hereby.

(w)  MTGA shall use its best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

4.  Registration Expenses. MTGA shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses, if any, of Latham & Watkins LLP, counsel for the Initial Purchasers, incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf

8

Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Notes covered thereby to act as counsel for the Holders of the Initial Notes in connection therewith. Notwithstanding the foregoing or anything to the contrary in this Agreement, MTGA shall not be required to pay any agency or brokerage fees and commissions, transfer taxes and underwriting discounts and commissions relating to the sale or disposition of any Initial Notes or Exchange Notes being registered pursuant to a Shelf Registration Statement.

5.  Indemnification. (a) MTGA and each of the Subsidiary Guarantors, jointly and severally, agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (any of such persons being hereinafter referred to as a “controlling person”), and the officers, employees, directors and affiliates of each such Holder, Participating Broker-Dealer and controlling person (collectively, the “MTGA Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, to which each Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Commission Rule 433 (“Issuer FWP”), relating to a Shelf Registration, or arise out of, or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each MTGA Indemnified Party for any reasonable legal or other out-of-pocket expenses reasonably incurred by such MTGA Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, investigation or proceeding whatsoever (whether or not such MTGA Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that (i) MTGA and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information furnished to MTGA by such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered (including through satisfaction of the conditions of Commission Rule 172) by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Securities to such person, an amended or supplemented prospectus or, if permitted by Section 3(d), an Issuer FWP correcting such untrue statement or omission or alleged untrue statement or omission if MTGA had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which MTGA or the Subsidiary Guarantors may otherwise have to such MTGA Indemnified Party. MTGA and the Subsidiary Guarantors shall also jointly and severally indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b)  Each Holder of the Securities will severally and not jointly indemnify and hold harmless each of MTGA, the Subsidiary Guarantors, and their respective affiliates, and each of their respective directors, each of their respective officers and each of their respective employees and the Subsidiary Guarantors and each person, if any, who controls MTGA or such Subsidiary Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Holder Indemnified Party” and together with the MTGA Indemnified Parties, the “Indemnified Parties”), against any losses, claims, damages or liabilities to which such Holder Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement

9

or alleged untrue statement of any material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to MTGA by such Holder specifically for use therein, and will reimburse any reasonable legal or other out-of-pocket expenses reasonably incurred by such Holder Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Holder Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to MTGA, any Subsidiary Guarantor or any of their respective controlling persons.

(c)  Promptly after receipt by an Indemnified Party under this Section 5 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, promptly notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a) or (b) above. In case any such action is brought against any Indemnified Party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, subject to the immediately succeeding sentence, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 5 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the election of the indemnifying party to assume the defense of such litigation or proceeding, such Indemnified Party shall have the right to employ one separate counsel and to participate in the defense of such litigation or proceeding, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses at least quarterly (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, the indemnifying party shall not be required to bear the fees, costs and expenses of more than one such counsel in addition to appropriate local counsel) only if (i) in the reasonable judgment of such Indemnified Party the use of counsel chosen by the indemnifying party to represent such Indemnified Party would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such litigation or proceeding include both an Indemnified Party and indemnifying party, and such Indemnified Party shall have reasonably concluded in consultation with counsel that there may be legal defenses available to it or to other Indemnified Parties that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to such Indemnified Party, in the exercise of the Indemnified Party’s reasonable judgment, to represent such Indemnified Party within a reasonable time after notice of the institution of such litigation or proceeding or (iv) the indemnifying party shall authorize in writing such Indemnified Party to employ separate counsel at the expense of the indemnifying party. In any action or proceeding the defense of which the indemnifying party assumes, the Indemnified Party shall have the right to participate in such litigation and retain its own counsel at such Indemnified Party’s own expense. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

10

(d)  If the indemnification provided for in this Section 5 is judicially determined to be unavailable (other than in accordance with the terms of subsection (a) and (b) above) or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by MTGA on the one hand and the Holders on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of MTGA and the Subsidiary Guarantors on the one hand the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by MTGA and the Subsidiary Guarantors on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of any damages which such Holders has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls MTGA or any Subsidiary Guarantor within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as MTGA or such Subsidiary Guarantor.

(e)  The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6.  Additional Interest Under Certain Circumstances. (a) Additional interest (the “Additional Interest”) with respect to the Initial Notes shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below a “Registration Default”):

(i)  240 days after (or if the 240th day is not a business day, the first business day thereafter) the issuance of the Initial Notes, the Exchange Offer Registration Statement has not been declared effective by the Commission;

(ii)  MTGA fails to consummate the Registered Exchange Offer by the Consummation Deadline; or

(iii) if after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared (or becomes automatically) effective (A) such Registration Statement thereafter ceases to be effective with respect to the Initial Notes; or (B) such Registration Statement or the related prospectus ceases to be usable with respect to the Initial Notes (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Securities, in each case without being cured within seven days from the date the Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, first ceases to be usable.

Additional Interest shall accrue on the Transfer Restricted Securities over and above the interest set forth in the title of the Securities, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to 0.25% per annum. The interest rate of the Initial Notes will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum increase of 1.00% per annum. Following the earliest of (i) the cure of all Registration Defaults related to the Transfer Restricted Securities, (ii) the date on which the Transfer Restricted Securities cease to be Transfer Restricted Securities and (iii) the date that is two years after the Issue Date, the interest rate borne by the Transfer

11

Restricted Securities will be reduced to the original interest rate borne by the Transfer Restricted Securities; provided, however, that if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the Transfer Restricted Securities shall again be subject to Additional Interest pursuant to this paragraph.

(b)  An event referred to in Section 6(a)(iii)(B) hereof shall be deemed not to be a Registration Default that has occurred and is continuing with respect to the Initial Notes in relation to a Shelf Registration Statement or the related prospectus if (i) such event has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to MTGA where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to MTGA that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), MTGA is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such event with respect to the Initial Notes occurs for a continuous period in excess of 30 days, such event shall constitute a Registration Default pursuant to Section 6(a)(iii)(b) hereof and Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c)  Any amounts of Additional Interest due pursuant to clause (i), (ii) or (iii) of Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d)  “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement under circumstances in which any legend borne by such note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or deemed removed by MTGA or pursuant to the Indenture and (iv) solely for purposes of Sections 6(a)-(c) hereof, the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or deemed removed by MTGA or pursuant to the Indenture.

7.  Rules 144 and 144A.  MTGA shall use its commercially reasonable efforts to continue to file periodic and current reports with the Commission as a “voluntary filer” in a timely manner and, if at any time MTGA ceases to file such reports, it will, upon the request of any Holder, otherwise make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. MTGA covenants that it will take such further action as any Holder of Initial Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). MTGA will provide a copy of this Agreement to prospective purchasers of Initial Notes identified to MTGA by the Initial Purchasers upon request. Upon the request of any Holder of Initial Notes, MTGA shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require MTGA to register any of its securities pursuant to the Exchange Act.

8.  Underwritten Registrations.  If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering, provided that such Managing Underwriters must be acceptable to MTGA in its reasonable judgment. Notwithstanding anything to the contrary

12

contained in this Agreement, MTGA shall not be obligated to undertake an underwritten offering pursuant to a Shelf Registration Statement within six months following any underwritten offering (whether or not pursuant to a Shelf Registration Statement).

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

9.  Miscellaneous.

(a)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by MTGA and only upon receipt of the written consent of the Holders of a majority in principal amount of the Initial Notes affected by such amendment, modification, supplement, waiver or consents.

(b)  Notices.  All notices and other communications provided for or permitted hereunder shall be mailed, transmitted electronically, delivered or telegraphed and confirmed:

(1) if to a Holder, at the most current address given by such Holder to MTGA.

(2) if to the Initial Purchasers:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629
Fax No.: (212) 325-4296
Attention: Transactions Advisory Group

with a copy to:

Latham & Watkins LLP            885 Third Avenue            New York, NY 10022
Attention: Senet Bischoff

(3)    if to MTGA, at its address as follows:

Mohegan Tribal Gaming Authority            One Mohegan Sun Boulevard            Uncasville, CT 06382
Attention: Attorney General

with a copy to:

Wachtell, Lipton, Rosen & Katz            51 West 52nd Street            New York, NY 10019
Attention: David E. Shapiro
Joshua A. Feltman

13

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c)  No Inconsistent Agreements.  MTGA has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(d)  Successors and Assigns.  This Agreement shall be binding upon MTGA and its successors and assigns.

(e)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(h)  Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i)  Securities Held by MTGA.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by MTGA or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j) Limited Waiver of Sovereign Immunity.

(i) MTGA and each of the Subsidiary Guarantors, as applicable, consent to the enforcement, levy and other execution of any judgment for money or other damages, whether obtained as a result of a judicial, administrative, or arbitrational proceeding, against any assets, real or personal (other than any property held in trust or subject to a restriction on alienation by the United States and property of which the encumbrance or transfer is not permitted under any applicable federal or state law or regulation (the “Excluded Property”)), of MTGA and the Subsidiary Guarantors. Subject to the foregoing, MTGA and the Subsidiary Guarantors waive their respective sovereign immunity from unconsented suit, whether such suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by any person with standing to maintain an action, to interpret or enforce the terms of this Agreement and to enforce and execute any judgment resulting therefrom against MTGA and the Subsidiary Guarantors or the assets of MTGA and the Subsidiary Guarantors (other than the Excluded Property). Without limiting the generality of the foregoing, MTGA and the Guarantors waive their immunity from unconsented suit to permit the maintenance of the following actions.

(1) Courts. MTGA and the Subsidiary Guarantors each waive their immunity from unconsented suit to permit any court of competent jurisdiction to (A) enforce and interpret the terms of this Agreement and award and enforce the award of damages against MTGA or the Subsidiary Guarantors owing as a consequence of a breach thereof, whether such award is the product of litigation, administrative proceedings or arbitration, (B) determine whether any consent or approval of MTGA or the Subsidiary Guarantors has been improperly granted or unreasonably withheld; (C) enforce any

14

judgment prohibiting MTGA or the Subsidiary Guarantors from taking any action, or mandating or obligating MTGA or the Subsidiary Guarantors to take any action, including a judgment compelling MTGA or the Subsidiary Guarantors to submit to binding arbitration; and (D) adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C. § 1302 (or any successor statute).

(2) Arbitration. MTGA and the Subsidiary Guarantors each waive their immunity from unconsented suit to permit arbitrators, appointed and acting under the commercial arbitration rule of the American Arbitration Association, to (A) enforce and interpret the terms of this Agreement and to award and enforce the award of any damages against MTGA or the Subsidiary Guarantors owing as a consequence thereof; (B) determine whether any consent or approval of MTGA or the Subsidiary Guarantors has been improperly granted or unreasonably withheld; and (C) enforce any judgment prohibiting MTGA or the Subsidiary Guarantors from taking any action, or mandating or obligating MTGA or the Subsidiary Guarantors to take any action, including a judgment compelling MTGA or the Subsidiary Guarantors to submit to binding arbitration.

(ii) Each of MTGA and the Subsidiary Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the following courts, jurisdictions and venues for (1) any action or proceeding arising out of or relating to this Agreement: (A) the United States District Court for the Southern District of New York, and all courts to which any appeal therefrom may be available; (B) or if those courts lack or decline jurisdiction over the action, then the courts of the State of New York sitting in the City of New York, County of New York, and all courts to which any appeal therefrom may be available; (C) or if none of the foregoing courts shall have or accept jurisdiction, then the Gaming Disputes Court of the Tribe; (D) or if none of the foregoing courts shall have or accept jurisdiction, then to arbitration under the commercial arbitration rules of the American Arbitration Association; or (2) for recognition or enforcement of any judgment: (A) the courts identified in clause (1) above, (B) courts of the State of Pennsylvania, and any appellate court from which any appeals therefrom are available, as necessary to recognize or enforce such judgments as it applies to any assets, real or personal, located in the State of Pennsylvania or (C) courts of the State of Connecticut, and any appellate court from which any appeals therefrom are available, as necessary to recognize or enforce such judgments as it applies to any assets, real or personal, located in the State of Connecticut. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced by any court of competent jurisdiction.

(iii) Each of MTGA and the Subsidiary Guarantors hereby unconditionally and irrevocably waives the jurisdiction of any court of the Tribe now or hereafter existing or created with respect to any claim, except as provided in Section 9(j)(ii)(1)(C). Each of MTGA and the Subsidiary Guarantors unconditionally and irrevocably waives, to the fullest extent it may legally and effectively do so, the application of any rule or doctrine relating to exhaustion of tribal remedies or comity or abstention that might otherwise require a claim be heard in a court of the Tribe. Each of MTGA and the Subsidiary Guarantors agrees that it shall not institute any action in its own tribal court system in respect of any claim, but shall instead resort to the courts set forth, and in the order set forth in Section 9(j)(ii), except as set forth pursuant to Section 9(j)(i)(2).

(iv) Each of MTGA and the Subsidiary Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9(j)(ii)(1) or (2). Each of MTGA and the Subsidiary Guarantors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(v) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9(b). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

    (k) Waiver of Jury Trial. The Initial Purchasers and MTGA on their own behalf and, to the extent permitted by applicable law, on behalf of their security holders, hereby agree to waive any right to a trial by jury with respect to

15

any claim, counter-claim or action arising out of or in connection with this Agreement or the transactions contemplated hereby (including, without limitation, the Registered Exchange Offer).

16

If the foregoing is in accordance with your understanding of our agreement, please sign and return to MTGA a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers, MTGA and the Subsidiary Guarantors in accordance with its terms.

Very truly yours,

MOHEGAN TRIBAL GAMING AUTHORITY
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Chief Executive Officer

17

MOHEGAN BASKETBALL CLUB LLC

By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President
MOHEGAN COMMERCIAL VENTURES PA, LLC

By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
DOWNS RACING, L.P.
By Mohegan Commercial Ventures PA, LLC,
its general partner

By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager

BACKSIDE, L.P.
By Mohegan Commercial Ventures PA, LLC,
its general partner

By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
MILL CREEK LAND, L.P.
By Mohegan Commercial Ventures PA, LLC,
its general partner

By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager

NORTHEAST CONCESSIONS, L.P.
By Mohegan Commercial Ventures PA, LLC,
its general partner

By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager

18

MOHEGAN VENTURES-NORTHWEST, LLC

By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President
MOHEGAN GOLF, LLC

By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President
MOHEGAN VENTURES WISCONSIN, LLC
By Mohegan Tribal Gaming Authority,
its sole manager and member

By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Chief Executive Officer

WISCONSIN TRIBAL GAMING, LLC

By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager

MTGA GAMING, LLC

By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President

19

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:/s/ Colin Bathgate
Name: Colin Bathgate
Title: Managing Director

RBS SECURITIES INC.

By:/s/ Steven Killilea
Name: Steven Killilea
Title: Managing Director

20

SCHEDULE I

SUBSIDIARY GUARANTORS

Name	Jurisdiction of Incorporation
Mohegan Basketball Club LLC	Mohegan Tribe of Indians of Connecticut
Mohegan Ventures-Northwest, LLC	Mohegan Tribe of Indians of Connecticut
Mohegan Commercial Ventures PA, LLC	Pennsylvania
Downs Racing, L.P.	Pennsylvania
Backside, L.P.	Pennsylvania
Mill Creek Land, L.P.	Pennsylvania
Northeast Concessions, L.P.	Pennsylvania
Mohegan Golf, LLC	Mohegan Tribe of Indians of Connecticut
Mohegan Ventures Wisconsin, LLC	Mohegan Tribe of Indians of Connecticut
Wisconsin Tribal Gaming, LLC	Delaware
MTGA Gaming, LLC	Delaware

ANNEX A

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. MTGA has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Notes for its own account in exchange for Securities, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. MTGA has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 20__, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.(1)

MTGA will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker‑dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date MTGA will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. MTGA has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1)  In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

    CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name: ____________________________________________
Address: ___________________________________________
___________________________________________

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.